SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549-1004



FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 23, 1994



KEMPER CORPORATION
(Exact name of registrant as specified in its charter)


Delaware               1-10242               36-6169781

(State or other   (Commission File Number)  (I.R.S. Employer
 jurisdiction of                             Identification Number)
 incorporation or
 organization)

One Kemper Drive                                  60049
Long Grove, Illinois                            (Zip Code)
(Address of principal
executive offices)


Registrant's telephone number, including area code (708) 320-4700



                              KEMPER CORPORATION
                                  FORM 8-K

ITEM 5.  OTHER EVENTS


A.  Sale of Investors Fiduciary Trust Company

On January 31, 1995, Kemper Corporation (the "Company") announced that Kemper Financial Services, Inc. ("KFS"), completed the sale of its 50 percent interest in Investors Fiduciary Trust Company ("IFTC") to State Street Boston Corporation ("State Street"). KFS is a wholly owned subsidiary of Kemper Financial Companies, Inc. ("KFC"), which in turn is approximately 97 percent owned by the Company on a fully converted basis.

IFTC, located in Kansas City, Mo., is a Missouri trust company that was, prior to this transaction, owned equally by KFS and DST Systems, Inc. ("DST"), a subsidiary of Kansas City Southern Industries, Inc. IFTC provides portfolio accounting, custody and transfer agency services to the mutual fund industry. DST also sold its interest in IFTC to State Street.

In exchange for its 50 percent interest in IFTC, KFS received 2,986,111 shares of State Street common stock, subject to certain resale restrictions. The Company expects to record an after-tax gain of